Exhibit 99.1
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                           THACKERAY CORPORATION NEWS

Contact:                                        For Release:
         Jules Ross                                                Immediately
         Vice President, Finance                                   June 20, 2001
         (212) 759-3695



New York, NY - Thackeray Corporation (Amex) announced today that commitments have been received for $120 million of equity (from existing partners) and debt financing which will provide the funds for its real estate partnership with Belz Enterprises to complete the partnership's 925,000 sq. ft. Festival Bay, Orlando, Florida retail/entertainment center. Closing for the financing is anticipated by August 2001 and the project is scheduled for completion in late 2002.